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                                                                       EXHIBIT 4




                           DEKALB GENETICS CORPORATION
                            RETIREE HEALTH CARE PLAN






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                           DEKALB GENETICS CORPORATION
                            RETIREE HEALTH CARE PLAN

                                TABLE OF CONTENTS

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                                    ARTICLE I

Purpose ..................................................................     1

                                   ARTICLE II

Definitions ..............................................................     1
    Section 2.1.  Definitions ............................................     1
    Section 2.2.  Gender and Number ......................................     4

                                   ARTICLE III

Benefits .................................................................     4
    Section 3.1.  Benefits ...............................................     4

                                   ARTICLE IV

Administration of the Plan ...............................................     5
    Section 4.1.  In General .............................................     5
    Section 4.2.  Regulations ............................................     5
    Section 4.3.  Claims Procedure .......................................     5

                                    ARTICLE V

Amendment and Termination of the Plan ....................................     6
    Section 5.1.  Right to Amend or Terminate ............................     6

                                   ARTICLE VI

Miscellaneous ............................................................     7
    Section 6.1.  Limitation on Rights ...................................     7
    Section 6.2.  Headings ...............................................     7
    Section 6.3.  Severability ...........................................     7
    Section 6.4.  Governing Law ..........................................     7
    Section 6.5.  Successors and Assigns .................................     7
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                           DEKALB GENETICS CORPORATION
                            RETIREE HEALTH CARE PLAN


                                    ARTICLE I

                                     PURPOSE

                  Historically, employees of the Company and its United States subsidiaries and their dependents have been able to continue their medical coverage under the EMWA Plan maintained by the EMWA upon the employee's retirement, becoming totally disabled, being granted a leave of absence by the Company or activation in the United States military reserves. In addition, dependents of such an employee who has retired or become totally disabled have also been able to continue medical coverage under the EMWA Plan for themselves after the related employee has died or is no longer eligible for such coverage himself (i.e., due to attainment of age 65 or becoming entitled to Medicare). The purpose of the Plan is to, upon any reduction after the Purchase Date in the level of benefits provided by the EMWA Plan on the Effective Date, provide sufficient benefits to such employees and dependents who are Eligible Persons so that such benefits, together with any benefits which continue to be provided by the EMWA Plan and any other plan maintained by the Company, continue to provide generally the same level of coverage as provided by the EMWA Plan on the Effective Date. The Plan is effective as of the Effective Date.


                                   ARTICLE II

                                   DEFINITIONS

                  SECTION 2.1. DEFINITIONS. When used in the Plan, the words and phrases below have the following meanings unless the context clearly otherwise requires:

                  (a) "Committee" shall mean the committee appointed by the Board of Directors of the Company to administer the Plan pursuant to
         Article VII.

                  (b) "Company" shall mean DEKALB Genetics Corporation and any other corporation or other entity surviving or resulting from any merger or consolidation of the Company or transfer of all or substantially all of the assets of the Company.


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                  (c) "Effective Date" shall mean the day the Plan is adopted by the Company.

                  (d) "Eligible Person" shall mean any employee or former employee of an Employer who after the Effective Date and no later than the twelve-month anniversary of the Purchase Date, pursuant to the terms of the EMWA Plan on the Effective Date, (i) is entitled, or would be entitled but for not yet having retired, to medical coverage under the EMWA Pan as a retired employee, (ii) is entitled to medical coverage under the EMWA Plan due to having experienced a "Total Disability" (as such term is defined in the EMWA Plan on the Effective
         Date), (iii) is entitled to medical coverage under the EMWA Plan due to being on a leave of absence granted by the Company, or (iv) is entitled to medical coverage under the EMWA Plan due to having been activated by the United States military reserves; provided, however, that if the Committee determines that any such employee or former employee after the Effective Date is no longer experiencing a "Total Disability" (as such term is defined in the EMWA Plan on the Effective Date), has had his approved leave of absence terminated or has ceased to be activated by the United States military reserves, such employee or former employee shall no longer be an Eligible Person due to such disability, leave of absence or activation. "Eligible Person" shall also mean any other person while such person is after the Effective Date, pursuant to the terms of the EMWA Plan on the Effective Date, entitled to medical coverage under the EMWA Plan as a "Dependent" (as such term is defined in the EMWA Plan on the Effective Date) of an Eligible Person described in the preceding sentence. Notwithstanding the foregoing, any person whose most recent employment as of the Purchase Date with an Employer is as an employee of an Employer the stock of which is sold by the Company or a subsidiary of the Company pursuant to an agreement entered into by the Company or a subsidiary of the Company after the Effective Date and before the Purchase Date, or substantially all of the assets of which are sold by a subsidiary of the Company pursuant to an agreement entered into by the Company or a subsidiary of the Company after the Effective Date and before the Purchase Date, shall not be an Eligible Person unless, pursuant to rules established by the EMWA consistent with past practice regarding such sales, such person is entitled to elect to continue to receive medical coverage under the EMWA Plan for any of the reasons described in clause (i), (ii), (iii) or (iv) of the first sentence of this Section 2.1(d) immediately following the date of such sale, or to begin to receive medical coverage under the EMWA Plan for the reason


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         described in clause (i) of such sentence immediately following the date of such sale, and elects to do so in lieu of receiving medical coverage provided by his Employer (in the case of a stock sale) or his new employer (in case of an asset sale). For purposes of the preceding sentence, a person is considered to be entitled to begin to receive medical coverage under the EMWA Plan for the reason described in clause
         (i) of the first sentence of this Section 2.1(d) if, despite not having terminated employment with his Employer (in the case of a stock sale) or his new employer (in the case of an asset sale), he is entitled, pursuant to rules established by the EMWA consistent with past practices regarding such sales, to receive medical coverage under the EMWA Plan due to having satisfied the requirements pursuant to the terms of the EMWA Plan on the Effective Date to be eligible for retiree medical coverage other than the requirement that he terminate employment. For purposes of this Section 2.1(d) whether any person at any time is or would be entitled to benefits under the EMWA Plan pursuant to the terms of the EMWA Plan on the Effective Date is to be determined without regard to whether such person is precluded from receiving benefits under the EMWA Plan at such time due to any amendment or termination of the EMWA Plan after the Effective Date.

                  (e) "Employer" shall mean (i) the Company, (ii) each corporation organized under the laws of one of the States of the United States of America 50% of the voting stock of which, and each other entity organized under the laws of one of the States of the United States of America 50% of the capital or profits interest of which, have been owned, directly or indirectly, by the Company at any time prior to the Effective Date, and (iii) any other corporation or other entity organized under the laws of one of the States of the United States of America surviving or resulting from any merger or consolidation of, or transfer of all or substantially all of the assets of the Company or any corporation or other entity described in clause (ii) above.

                  (f) "EMWA" shall mean the Employees' Mutual Welfare
         Association.

                  (g) "EMWA Plan" shall mean the Health Care Plan maintained by the EMWA.

                  (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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                  (i) "Plan" shall mean the DEKALB Genetics Corporation Retiree
         Health Care Plan as set forth herein.

                  (j) "Purchase Date" shall mean the date of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company).

                  SECTION 2.2. GENDER AND NUMBER. The masculine gender whenever used herein shall refer to and include the feminine gender, and the singular number shall include the plural and the plural number the singular.


                                   ARTICLE III

                                    BENEFITS

                  SECTION 3.1. BENEFITS. In the event that after the Purchase Date the EMWA Plan is amended or terminated such that the EMWA Plan and other health plans maintained by the Company no longer in the aggregate provide to Eligible Persons at least generally the same level of medical benefits as provided by the EMWA Plan on the Effective Date, the Company shall pursuant to a schedule of medical benefits maintained by the Company under the Plan provide medical benefits to Eligible Persons so that in the aggregate such benefits and the medical benefits which the EMWA Plan and other plans maintained by the Company continue to provide to Eligible Persons are at least generally the same level of benefits as provided by the EMWA Plan on the Effective Date. Such schedule of medical benefits shall initially be identical to the schedule of medical benefits under the EMWA Plan on the Effective Date, but shall provide that, to the extent such benefits are provided by the EMWA Plan or any other plan maintained by the Company, such benefits shall not be provided by the Plan. Such schedule may be revised by the Company at any time; provided, however, that no such revision may cause the Plan, the EMWA Plan and other health plans maintained by the Company to in the aggregate provide medical benefits that are not at least generally the same level of benefits as provided by the EMWA Plan on the Effective Date. The periods of time for which an Eligible Person shall be entitled to benefits under the Plan shall be determined pursuant to the terms of the EMWA Plan on the Effective Date (other than any such terms which provide that such benefits can be reduced or eliminated due to amendment or termination of the EMWA Plan). Whether the EMWA Plan and any


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other plans at any time in the aggregate provide benefits that are at least generally the same level of benefits as provided by the EMWA Plan on the Effective Date shall be determined by the Committee as "named fiduciary" and "administrator" (as those terms are used in ERISA) of the Plan. Such determination shall not however be made by reference to the medical needs or condition of any particular Eligible Person. Notwithstanding any provision of the Plan to the contrary, Eligible Persons shall be required to pay for the cost of the Company providing medical benefits under the Plan in amounts determined in a manner similar to the manner by which such amounts are determined on the Effective Date for persons entitled to receive benefits under the EMWA Plan as of such date.


                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

                  SECTION 4.1. IN GENERAL. The Plan shall be administered by the Committee, which shall be the "named fiduciary" and "administrator" (as those terms are used in ERISA) of the Plan. The Committee may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of benefit claims to a named administrator or administrators.

                  SECTION 4.2. REGULATIONS. The Committee shall promulgate any rules and regulations which it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan, provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Committee shall be final and binding on any Eligible Person.

                  SECTION 4.3. CLAIMS PROCEDURE. The Committee shall determine the rights of any Eligible Person to any benefits hereunder. The Committee has the sole and absolute power and authority to interpret and apply the provisions of the Plan to a particular circumstance, construe uncertain or disputed terms and make eligibility and benefit determinations. Any Eligible Person who believes that he is entitled to benefits under the Plan may file a claim in writing with the Committee. No later than 90 days after the receipt of a claim the Committee shall either allow or deny the claim in writing.



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                  A denial of a claim, in whole or in part, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the claim review procedure.

                  A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of his claim:

                  (a) request a review upon written application to the Committee;

                  (b)      review pertinent documents; and

                  (c)      submit issues and comments in writing.

                  The Committee shall notify the claimant of its decision on review within 60 days after receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. Notice of the decision on review shall be in writing. The Committee's decision on review shall be final and binding on the Eligible Person or any successor in interest thereof.


                                    ARTICLE V

                      AMENDMENT AND TERMINATION OF THE PLAN

                  SECTION 5.1. RIGHT TO AMEND OR TERMINATE. The Company reserves the right to, and shall, by action of its Board of Directors, at any time without any necessary prior notice to or approval of any employee, former employee or any other beneficiary hereunder, amend or terminate the Plan in any


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particular manner; provided, however, that no such amendment or termination shall adversely affect the benefits provided to, or to be provided to, or rights of, an Eligible Person (determined without regard to any such amendment or termination) without the consent of such Eligible Person, except to the extent required to comply with applicable law.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. LIMITATION ON RIGHTS. Participation in the Plan shall not give any Eligible Person the right to be retained in the service of an Employer or any rights to any benefits whatsoever, except to the extent provided herein.

                  SECTION 6.2. HEADINGS. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

                  SECTION 6.3. SEVERABILITY. If any provision of the Plan or the rules and regulations made pursuant to the Plan are held to be invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining portions of the Plan.

                  SECTION 6.4. GOVERNING LAW. The Plan shall be construed and enforced in accordance with ERISA and the laws of the State of Illinois to the extent such laws are not preempted by ERISA.

                  SECTION 6.5. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the Employers and their successors and assigns and shall be binding upon and inure to the benefit of the Eligible Person and their legal representatives, heirs and assigns. No rights, obligations or liabilities of an Eligible Person hereunder shall be assignable, other than by a transfer by an Eligible Person's will or by the laws of descent and distribution, without the prior written consent of the Company. The Plan shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation. In the event of any such merger or consolidation, the provisions of the Plan shall be binding upon the surviving or resulting corporation.




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     IN WITNESS WHEREOF, the Plan has been executed on this 8th day of May,
1998.



                                              DEKALB GENETICS CORPORATION



                                              By: /s/ John H. Witmer, Jr.
                                                 ---------------------------

                                              Title: Senior Vice President
                                                    ------------------------


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